UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

MGT CAPITAL INVESTMENTS, INC.

(Name of Registrant As Specified In Its Charter)

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MGT Capital Investments, Inc.

540 Montreal Ave, Suite 133

Melbourne, FL 32935

July 28, 2025

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Stockholders”) of the voting capital stock of MGT Capital Investments, Inc. a Delaware corporation (the “Company”), as of the close of business on July 7, 2025 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the General Corporate Laws of the State of Delaware (“DGCL”). The purpose of this notice and the accompanying Information Statement is to notify the Stockholders of actions approved by our Board of Directors (the “Board”) on July 9, 2025, and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of July 9, 2025 (the “Written Consent”).

The Written Consent approved the following actions:

●	The approval of an amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of common stock of the Company from two billion five hundred million (2,500,000,000) shares to ten billion (10,000,000,000) shares, (the “Authorized Increase”).

●	The approval to effect a reverse stock split of our outstanding shares of common stock of a ratio between 1-for-100 to 1- for-500 (the “Reverse Stock Split”). The timing and ratio of the Reverse Stock Split will be determined by the Board.

The Written Consent is the only shareholder approval required to effect the Authorized Increase and Reverse Stock Split under the DGCL, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Authorized Increase and Reverse Stock Split. The Authorized Increase and Reverse Stock Split, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Stockholders. We expect to mail the accompanying Information Statement to the Stockholders on or about July 31, 2025.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Jonathan Pfohl, Interim Chief Executive Officer & Chief Financial Officer

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MGT Capital Investments, Inc.

540 Montreal Ave, Suite 133

Melbourne, FL 32935

(914) 630-7430

INFORMATION

STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of MGT Capital Investments, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate actions:

●	The approval of an amendment to our Articles of Incorporation (the “Articles of Incorporation”) to increase the number of authorized shares of capital stock of the Company from two billion five hundred (2,500,000,000) shares to ten billion (10,000,000,000) common shares, (the “Authorized Increase”).

●	The approval to effect a reverse stock split of our outstanding shares of common stock to a ratio of between 1-for-100 and 1- for-500 (the “Reverse Stock Split”). The timing and ratio of the Reverse Stock Split will be determined by the Board.

On July 9, 2025, our Board of Directors (the “Board”) approved the Authorized Increase. On the same date, the holder of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Authorized Increase.

Under the Company’s Bylaws, any action required or permitted by the General Corporation Law of the State of Delaware (the “DGCL”) to be taken at an annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all voting shares entitled to vote thereon were present and voted. Prompt notice of the approval of any action so taken must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On July 9, 2025, stockholders that, in the aggregate, were the record owners of 1,350,000,000 shares of our Common Stock representing, in the aggregate, 54.2% of our outstanding voting stock (together, the “Consenting Stockholders”), executed and delivered to the Company written consents authorizing and approving the Authorized Increase and Reverse Stock Split.

Accordingly, the Authorized Increase and Reverse Stock Split has been approved by stockholders representing the requisite number of shares of our outstanding voting capital stock. As such, no vote or further action of the stockholders of the Company is required to approve the Reverse Stock Split. You are hereby being provided with this notice of the approval of the Authorized Increase and Reverse Stock Split and related charter amendment by less than unanimous written consent of the stockholders of the Company. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Authorized Increase and Reverse Stock Split will not be effective, and the amendment will not be filed with the Secretary of State of the State of Delaware, until at least 20 calendar days after the mailing of the definitive Information Statement to our stockholders and in any case until the Board has selected the exact split ratio no later than twelve months from the date of the stockholders’ approval.

We will provide definitive information in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days upon the effectiveness of the Reverse Stock Split.

APPROVAL OF THE CERTIFICIATE OF AMENDMENT TO

INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

Purposes of the Increase in Authorized Shares of Our Common Stock

The Board believes that the Authorized Increase will provide us with greater flexibility by increasing our authorized capital to allow us to issue additional shares of Common Stock as the Board deems necessary or advisable. While we have no current plans to issue shares of our Common Stock, aside from those presented herein, we feel it appropriate to increase our authorized number of shares of Common Stock in the event we encounter potential financing or strategic transactions that would require the issuance of shares.

We currently have 2,490,670,903 shares of Common Stock outstanding, an aggregate of 9,329,097 shares of Common Stock available for future issuance and 650,000,000 shares that may be required for the conversion of our outstanding Series D Preferred Stock. As a result, our current authorized shares of 2,500,000,000 is insufficient to plan for future financings and acquisitions. Consequently, an increase of our authorized shares of Common Stock is necessary to validly issue shares of Common Stock upon the conversion or exercise of the Series D Preferred Stock and to meet our strategic and financial objectives.

We have no commitments with respect to any acquisition or investment; however, we may seek opportunities and transactions that management believes will be advantageous to us and our stockholders, operations and prospects. To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our Common Stock.

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Potential Adverse Effects of the Approval of the Increase in Authorized Capital

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue authorized Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock without requiring future stockholder approval of such issuances, except as may be required by our Certificate of Incorporation, or applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The sale into the public market of additional shares also could materially and adversely affect the market price of our Common Stock.

The additional shares of Common Stock authorized by the Authorized Increase will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock or securities convertible into shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors. The amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

REVERSE STOCK SPLIT

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved the Company to effect the Reverse Stock Split at a ratio between 1-for-100 and 1-for-500.

Reasons for the Reverse Split

The Board believes it is in the best interests of the Company and its stockholders to effect the Reverse Stock Split in order to (i) reduce the number of our issued and outstanding shares of common stock thereby increasing the number of shares of common stock available for issuance and (ii) increase the trading price of the common stock.

By effecting the Reverse Stock Split, we will have a substantial number of shares of common stock available for issuance. This will allow us to resume our financing activities when needed and give us greater flexibility in considering and planning for future corporate needs. However, we do not currently have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock.

As of July 24, 2025, the closing price of our common stock was $0.0002. The Board also believes that the current price of our common stock has negatively impacted the Company’s ability to raise financing, and that an increase in the share price of the common stock as a result of the Reverse Stock Split will make an investment in the Company’s common stock or securities convertible into common stock more attractive to potential investors.

Board Discretion to Implement the Reverse Stock Split

The Consenting Stockholders’ approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of the Company’s stockholders because it provides the Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. The Board would carry out the Reverse Stock Split only upon the Board’s determination that a reverse stock split would be in the best interests of the Company’s stockholders at that time, and only (without further stockholder approval) on or before to June 30, 2026. The Board would then set the ratio for the Reverse Stock Split within the range approved by the Company’s stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, the Board may consider numerous factors including:

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in the Common Stock;
●	the historical and projected performance of the Common Stock;
●	general economic and other related conditions prevailing in the Company’s industry and in the marketplace;
●	the Company’s capitalization (including the number of shares of Common Stock issued and outstanding);
●	the then-prevailing trading price for the Common Stock and the volume level thereof; and
●	potential devaluation of our market capitalization as a result of a Reverse Stock Split.

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The Board intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the reverse stock split described above. In the event the Board effects the Reverse Stock Split, there will be a proportional reduction in the authorized number of shares of Common Stock.

Certain Risks Associated with the Reverse Stock Split

The Company faces the following risks associated with effecting the Reverse Stock Split:

● Although the Company expects that the Reverse Stock Split will result in an increase in the market price of our Common Stock, the Company cannot assure you that the Reverse Stock Split, if effected, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. The effect the Reverse Stock Split may have upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to the Company’s is varied. The market price of the Common Stock is dependent on many factors, including the Company’s business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports the Company files with the Securities and Exchange Commission. Accordingly, the total market capitalization of the Common Stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of the Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

● The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

● While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

● Although the Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for the Company’s stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If our Board effects the Reverse Stock Split, we will amend our Certificate of Incorporation by filing a Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State, which will result in the number of shares of the Common Stock held by each stockholder being reduced to a number of shares determined by dividing the number of shares held immediately before the Reverse Stock Split by the split denominator, and then rounding up to the nearest whole share. The Reverse Stock Split would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share.

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Corporate Matters. The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding as of the Record Date:

● in a 1-for-100 reverse stock split, every 100 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 2,490,670,903 shares to 24,906,709 shares;

● in a 1-for-500 reverse stock split, every 500 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 2,490,670,903 shares to 4,981,342 shares.

The Reverse Stock Split will be effected simultaneously for all of our outstanding Common Stock and the exchange ratio of the Reverse Stock Split and split denominator will be the same for all of our outstanding Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options holding fractional shares will have their shares rounded up to the nearest whole number. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Effect on Market Price of our Common Stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of the outstanding Common Stock and to possibly increase the trading price of such Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances sometimes improves stock performance, but in many cases does not. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period.

Dilution. You may also experience future potential substantial dilution of your percentage of ownership of the equity in the Company as a result of this Reverse Stock Split. While the Reverse Stock Split itself does not result in dilution (except with respect to the round up of fractional shares as discussed below), it makes available a substantial number of shares for future transactions by the Company, the consummation of which could result in substantial dilution.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of shares rounded up to the nearest whole number and, accordingly, no money will be paid for a fractional share.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights. Under the DGCL, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and amendment to our certificate of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split. The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Code. It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares held by the stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by the stockholders immediately after the Reverse Stock Split (“New Shares”) will be, owned as “capital assets,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange (or deemed exchange) of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis (and the holding period) of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis (and holding period) in the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances

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Potential Anti-Takeover Effect. Since the Reverse Stock Split, if effectuated, will result in increased available shares, the Reverse Stock Split may be construed as having an anti-takeover effect. Although neither the Board nor the Company’s management views this proposal as an anti-takeover measure, the Company could use the increased available shares to frustrate persons seeking to affect a takeover or otherwise gain control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board in opposing a hostile takeover bid or issue shares to a holder that would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the Company’s bylaws or certain provisions of the Company’s certificate of incorporation would not receive the requisite vote. The Company’s certificate of incorporation already includes authorized preferred stock, which can also be seen as an anti-takeover measure, and the Board can designate the rights, preferences, privileges and restrictions of series of preferred stock without further stockholder action. The Company’s certificate of incorporation and bylaws also include other provisions that may have an anti-takeover effect.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

None of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,

●	Any proposed nominee for election as a director of our Company, and

●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 9, 2025 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own. As of July 9, 2025, we had 2,490,670,903 shares of common stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of July 9, 2025 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o MGT Capital Investments, Inc.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class (2)
Current Directors and Officers:
Michael Onghai	586,000	0.02%
Jonathan Pfohl	0	0.00%
All directors and executive officers (2 persons)	586,000	0.02%
5% Owners
Project Nickel LLC 1310 Cordova Road Fort Lauderdale, FL 33316	2,000,000,000	63.7%

(1)	Unless otherwise noted, the addresses for the above persons are in care of the Company at 540 Montreal Ave., Suite 133, Melbourne, FL 32935. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2)	For the Current Directors and Officer the percentage of class is based on 2,490,670,903 shares of common stock issued and outstanding as of July 9, 2025. According to Form 13G file with the SEC on November 11, 2024, Project Nickel LLC holdings include (i) 1,350,000,000 shares of Common Stock held directly by Project Nickel, and (ii) 650,000,000 shares of Common Stock issuable upon conversion of 650,000 shares of the Issuer’s Series D Preferred Stock held directly by Project Nickel that are currently exercisable or will be exercisable within 60 days of the date of this filing. The percentage is calculated based on 3,140,670,903 shares of Common Stock outstanding, which includes 2,490,670,903 shares of Common Stock outstanding as of July 9, 2025, plus 650,000,000 shares of Common Stock issuable upon conversion of 650,000 shares of the Issuer’s Series D Preferred Stock.

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DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of information statements or proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of this Information Statement to one or more stockholders at a shared address to which a single copy of the Information Statement was delivered. Stockholders may request a separate copy of the Information Statement by contacting us either by calling (914) 630-7430 or by mailing a request to 540 Montreal Ave, Suite 133, Melbourne, Florida 32935. Stockholders at a shared address who receive multiple copies of the Information Statement may request to receive or a single copy of information statements or proxy materials in the future in the same manner as described above.

ADDITIONAL AVAILABLE INFORMATION

Financial and other information about our Company is available on our website at https://mgtci.com/. We make available on our website, free of charge, copies of our Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it, to the SEC. All reports we file with the SEC are available free of charge via EDGAR through the SEC website at www.sec.gov. We have included the web addresses of MGT Capital Investments, Inc. and the SEC as inactive textual references only. Except as specifically incorporated by reference into this Information Statement, information on these websites is not part of this filing.

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the Stockholder Written Consent. Your consent to the Stockholder Written Consent is not required and is not being solicited in connection with the Stockholder Written Consent. This Information Statement is intended to provide our stockholders with information required by the rules and regulations of the Exchange Act.

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By Order of the Board of Directors

/s/ Jonathan Pfohl, Interim Chief Executive Officer & Chief Financial Officer
Dated: July 28, 2025

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ANNEX A

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

MGT CAPITAL INVESTMENTS, INC.

The undersigned, for purposes of amending the Certificate of Incorporation (the “Certificate”) of MGT Capital Investments, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The name of the corporation is MGT Capital Investments, Inc. (the “Corporation”).

SECOND: The Certificate was filed with the Office of the Secretary of State of the State of Delaware on September 22, 2000.

THIRD: The First sentence of Article IV of the Certificate is hereby amended to read, in its entirety, as follows:

“The total number of shares of capital stock which may be issued by the Company is 10,010,000,000, of which 10,000,000,000 shares shall be common stock of the par value of $0.0001 per share (the “Common Stock”) and 10.000,000 shares shall be preferred stock of the par value of $0.0001 per share (the “Preferred Stock”).”

FIFTH: Except as expressly amended herein, all provisions of the Certificate filed with the Office of the Secretary of State of the State of Delaware on September 22, 2000, shall remain in full force and effect.

SIXTH: The foregoing amendment was duly adopted by the Board of Directors and by the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Certificate of Incorporation, this [●] day of [●] 2025.

MGT Capital Investments, Inc.

By:
Name:	Jonathan Pfohl
Title:	Interim Chief Executive Officer & Chief Financial Officer

Annex A-1